UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

May 24, 2007

Date of Report (Date of earliest event reported)

AMGEN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-12477	95-3540776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer of Identification Number)

Amgen Inc. One Amgen Center Drive Thousand Oaks, CA	91320-1799
(Address of Principal Executive Offices)	(Zip Code)

805-447-1000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On May 24, 2007, Amgen Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) under which it agreed to sell $2.0 billion aggregate principal amount of its Senior Floating Rate Notes (the “Floating Rate Notes”), $1.1 billion aggregate principal amount of its 5.85% Senior Notes due 2017 (the “2017 Notes”) and $900.0 million aggregate principal amount of its 6.375% Senior Notes due 2037 (the “2037 Notes” and, together with the Floating Rate Notes and the 2017 Notes, the “Notes”) to Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Lehman Brothers Inc. (collectively, the “Initial Purchasers”).

The closing of the sale of the Notes occurred on May 30, 2007. The net proceeds from the offering, after deducting the Initial Purchasers’ discount and the estimated offering expenses payable by the Company, were approximately $3.98 billion. The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act and outside the United States pursuant to the exemption from registration provided by Regulation S of the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

The Notes are governed by an indenture, dated as of August 4, 2003 (the “Indenture”), between the Company and The Bank of New York (as successor to JPMorgan Chase Bank, N.A.) as trustee (the “Trustee”) and an Officers’ Certificate dated as of May 30, 2007 (the “Officers’ Certificate”) establishing the terms of the Notes pursuant thereto. The Indenture is set forth in Exhibit 4.1 of the Company’s Registration Statement on Form S-3 (No. 333-107639) filed on August 4, 2003 and is incorporated herein by reference; the Officers’ Certificate, including forms of the Notes, is attached hereto as Exhibit 4.2, is incorporated herein by reference, and is hereby filed; the descriptions of the Indenture, the Officers’ Certificate and the Notes in this report are summaries and are qualified in their entirety by the terms of the Indenture, the Officers’ Certificate and the Notes, respectively.

The Floating Rate Notes will pay interest at a rate per annum equal to three-month LIBOR plus .08% and will be payable in cash quarterly in arrears on August 28, 2007, November 28, 2007, February 28, 2008, May 28, 2008, August 28, 2008 and November 28, 2008. The Floating Rate Notes will mature on November 28, 2008.

The 2017 Notes will bear interest at a rate of 5.85% per annum and the 2037 Notes will bear interest at a rate of 6.375% per annum, which, in each case, shall be payable semi-annually in arrears on each June 1 and December 1, beginning December 1, 2007. The 2017 Notes and the 2037 Notes will mature on June 1, 2017 and June 1, 2037, respectively.

In the event of a change in control triggering event as defined in the Officers Certificate attached hereto as Exhibit 4.2, the holders of the Notes may require the Company to purchase for cash all or a portion of their Notes at a purchase price equal to 101% of the principal amount of Notes, plus accrued and unpaid interest, if any.

The Notes will rank equal in right of payment to all of the Company’s other existing and future senior unsecured indebtedness, including indebtedness under the Company’s senior credit facility, its 4.00% Senior Notes due 2009, its 4.85% Senior Notes due 2014, its 0.125% Convertible Senior Notes due 2011, and its 0.375% Convertible Senior Notes due 2013. The Notes will rank senior in right of payment to all of the Company’s existing and future subordinated indebtedness, effectively subordinated in right of payment to all of its subsidiaries’ obligations (including secured and unsecured obligations) and effectively subordinated in right of payment to its secured obligations, to the extent of the assets securing such obligations.

In connection with the sale of the Notes, the Company entered into a registration rights agreement, dated as of May 30, 2007, with the Initial Purchasers (the “Registration Rights Agreement”). Under the Registration Rights

Agreement, the Company has agreed to use its reasonable efforts to file a registration statement with respect to an offer to exchange the notes for a new issue of substantially identical notes registered under the Securities Act within 180 days after the closing of the offering of the Notes. The Company has also agreed to use its reasonable efforts to cause the registration statement to be declared effective within 270 days after the closing of the offering of the Notes and to use its reasonable efforts to consummate the exchange offer within 310 days after the closing of the offering of the Notes. The Company may be required to provide a shelf registration statement to cover resales of the Notes under certain circumstances. If the Company fails to satisfy these obligations, it may be required to pay holders of the Notes an additional amount. A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.3, is incorporated herein by reference, and is hereby filed; the description of the Registration Rights Agreement in this report is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.

The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

On May 29, 2007, the Company entered into an accelerated share repurchase arrangement to repurchase 53,339,035 shares of Common Stock through a purchase agreement between the Company and Merrill Lynch International (“Merrill Lynch”). The agreement allows the Company to repurchase the shares immediately, while Merrill Lynch will purchase an equivalent number of shares in the open market over time. The initial price per share was $59.96. The Company may receive or be required to remit a price adjustment based upon the price of the Common Stock during the period required for such purchases by Merrill Lynch. The purchase price adjustment is expected to be settled by July 31, 2007.

Section 2 – Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 pertaining to the Notes are incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Document Description
4.1	Indenture, dated as of August 4, 2003, between the Company and JPMorgan Chase Bank, N.A., as trustee. (1)

4.2	Officers’ Certificate of Amgen Inc. dated as of May 30, 2007, including forms of the Company’s Senior Floating Rate Notes due 2008, 5.85% Senior Notes due 2017 and 6.375% Senior Notes due 2037.

4.3	Registration Rights Agreement, dated as of May 30, 2007, among Amgen Inc. and Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Lehman Brothers Inc.

(1)	Filed as an exhibit to Form S-3 Registration Statement dated August 4, 2003 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: May 30, 2007	By:	/s/ ROBERT A. BRADWAY
	Name:	Robert A. Bradway
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description
4.1	Indenture, dated as of August 4, 2003, between the Company and JPMorgan Chase Bank, N.A., as trustee. (1)

4.2	Officers’ Certificate of Amgen Inc. dated as of May 30, 2007, including forms of the Company’s Senior Floating Rate Notes due 2008, 5.85% Senior Notes due 2017 and 6.375% Senior Notes due 2037.

4.3	Registration Rights Agreement, dated as of May 30, 2007, among Amgen Inc. and Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Lehman Brothers Inc.

(1)	Filed as an exhibit to Form S-3 Registration Statement dated August 4, 2003 and incorporated herein by reference.